Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

Date: July 7, 2014

MAYNE PHARMA VENTURES PTY LTD

/s/ Mark Cansdale
Mark Cansdale, Secretary

MAYNE PHARMA INTERNATIONAL PTY LTD

/s/ Mark Cansdale
Mark Cansdale, Secretary

MAYNE PHARMA GROUP LTD

/s/ Mark Cansdale
Mark Cansdale, Secretary